Exhibit 99.2

MINISTERE DE LA SANTE

N°1213MS / CAB /2015....

N° / Réf :

V / Réf :

RÉPUBLIQUE DE GUINÉE

Travail- Justice – Solidarité

Conakry, le 22/06/2015.

Le Ministre

A

Monsieur John Cecil
Président Directeur Général KALLO Inc

Objet : Lettre de requête

Monsieur,

En référence au contrat d'approvisionnement du 7 Janvier 2014, concernant la Proposition Financière et la proposition Technique, nous sommes heureux de vous confirmer que la négociation de l'accord de Financement entre le Gouvernement et MEDIC TRUST/ KALLO est beaucoup avancée.

Après la signature de l'Accord de Financement, nous serons à mesure de réaliser toutes les conditions relatives à l'exécution du Projet de KALLO Inc.

Nous vous remercions pour votre compréhension et votre coopération et espérons continuer à travailler avec vous dans la construction des infrastructures sanitaires en République de Guinée.

Vous en souhaitant bonne réception, veuillez agréer Monsieur, l'expression de mes salutations distinguées.

MINISTERE DE LA SANTE * LE MINISTRE * REPUBLIQUE DE GUINEE

Médecin Colonel Remy LAMAH
Grand officier de l'Ordre National de Mérite de la République Française

Ministère de la Santé, Boulevard du Commerce – BP : 585 - Conakry

ENGLISH TRANSLATION

Exhibit 99.2

Ministry of Health                                                                                                                 Republic of Guinea

The Minister
To Mister John Cecil
CEO of Kallo Inc.

Subject: Letter of Enquiry

Sir,

In reference to the supply contract of January 7th, 2014 regarding the Financial and Technical Proposal, we are pleased to confirm that the negotiation of the financial agreement between the Government and MEDIC TRUST/KALLO is well on its way.

We will be able to meet the conditions related to the Kallo Inc.'s project once the Financial Agreement is signed.

We thank you for your understanding and your cooperation and hope to work with you in the construction of healthcare infrastructure in the Republic of Guinea.

We hope that this letter finds you well.

Mr. John Cecil please receive the expression of my highest consideration.

Kindest regards,

Dr. Colonel Rémy LAMAH
Grand Officer of the National
Order of Merit of France.